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                                                                     EXHIBIT 5.1

April 2, 2002

Internet America, Inc.
One Dallas Centre
350 N. St. Paul, Suite 3000
Dallas, Texas  75201

         Re: Post Effective Amendment to Registration Statement on Form S-8 of Internet America, Inc. Registration No. 333-77153

Gentlemen:

         We are acting as counsel for Internet America, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to an additional 200,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares") in connection with the Internet America, Inc. Employee Stock Purchase Plan (the "Plan"). A Registration Statement on Form S-8 covering the offering and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission on or about the date hereof.

         In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Articles of Incorporation, as amended, and the Bylaws of the Company and a copy of the Plan. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

         Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas and the federal laws of the United States of America, it is our opinion that the Shares have been duly authorized, and when issued and delivered, against receipt by the Company of the agreed consideration therefor, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                 Very truly yours,


                                                 /s/ Jackson Walker L.L.P.